Exhibit 99.1

Ultra Petroleum Reports Share Repurchase Plan and Wyoming Operations Update

          HOUSTON, Oct. 12 /PRNewswire-FirstCall/ -- Ultra Petroleum Corp. (Amex: UPL) today announced that during the third quarter 2006 we purchased and retired stock in the amount of $101.0 million constituting 2,050,458 shares.  On a cumulative basis, we purchased and retired stock in the amount of $174.3 million constituting 3,481,032 shares as of September 30, 2006. Total shares outstanding as of September 30, 2006 for Ultra Petroleum were 152,187,397.  In conjunction with the share repurchase program during the third quarter, we incurred $5.3 million of withholding tax which will be included in our current income tax expense for the third quarter 2006.

          The share repurchase program was approved on May 17, 2006 by Ultra Petroleum’s Board of Directors for up to an aggregate $1 billion of our outstanding stock with an initial authorization of $250 million.  The share repurchase program has been funded and will continue to be funded by cash on hand and our senior credit facility.  The share repurchase program has no effect on our projected capital budget for 2006.

          On the operations side of the business, Ultra Petroleum has completed 21 wells in Wyoming since September 8, 2006 with an average initial production rate in excess of 10.5 million cubic feet of gas per day.  Over the past week we have reached total depth on 10 wells and expect to reach total depth on 25 more wells by year-end 2006.

          “We continue to execute our share repurchase program and plan to fully expend the $250 million authorization.  Our typical peak activity period in Wyoming is clearly underway with the concurrent surge in production,” stated Michael D. Watford, Chairman, President and Chief Executive Officer.

          Conference Call Webcast Scheduled for November 1, 2006

          Ultra Petroleum’s third quarter 2006 conference call will be available via live audio webcast at 10:00 a.m. Central Standard Time (11:00 a.m. Eastern Standard Time) on Wednesday, November 1, 2006.  To listen to this webcast, log on to http://www.ultrapetroleum.com .  The webcast will be archived on Ultra Petroleum’s website through February 16, 2007.

          About Ultra Petroleum

          Ultra Petroleum is an independent, exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China.  Ultra Petroleum is listed on the American Stock Exchange under the symbol “UPL” with 152,187,397 shares outstanding at September 30, 2006.

          This release can be found at http://www.ultrapetroleum.com

          This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements regarding this press release include, but are not limited to, opinions, forecasts, and projections, other than statements of historical fact.  Although we believe that these expectations are obtainable based on reasonable assumptions, we can give no assurance that such assumptions will prove to be correct.  Important factors that may cause actual results to differ, include, but are not limited to, increased competition; the timing and extent of changes in prices for oil and gas, particularly in Wyoming; risks inherent in our China operations; the timing and extent of our success in discovering, developing, producing and estimating reserves; the effects of weather and government regulation; the availability of oil field personnel and services, drilling rigs and other equipment; and other risks detailed in our SEC filings, particularly in our Annual Report on Form 10-K for our most recent fiscal year. Full details regarding the selected financial information provided above will be available in our Report on Form 10-Q for the quarter ended September 30, 2006.

SOURCE  Ultra Petroleum Corp.
          -0-                                        10/12/2006
          /CONTACT:  Kelly L. Whitley, Manager Investor Relations of Ultra Petroleum Corp., +1-281-876-0120 Extension 302, or info@ultrapetroleum.com /
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